                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                      ------------------------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      ------------------------------------

                               FIRSTAR BANK, N.A.
               (Exact name of Trustee as specified in its charter)


A National Banking Association                                41-0122055
(State of incorporation if not a national bank)             (IRS Employer
                                                          Identification No.)

101 East Fifth Street
Corporate Trust Department
St. Paul, Minnesota                                              55101
(Address of principal executive offices)                       (Zip Code)


                               FIRSTAR BANK, N.A.
                              101 East Fifth Street
                            St. Paul, Minnesota 55101
                                 (651) 229-2600
         (Exact name, address and telephone number of agent for service)

                       -----------------------------------

                      CHOCTAW RESORT DEVELOPMENT ENTERPRISE

                     N/A                                      64-0345731
(State of incorporation or other jurisdiction)              (IRS Employer
                                                          Identification No.)

P.O. Box 6260, Choctaw Branch
Philadelphia, Mississippi                                       39350
(Address of principal executive offices)                      (Zip Code)

                                -----------------

                               9 1/4% Senior Notes
                         (Title of Indenture Securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

                        (a) Name and address of each examining or supervising
                  authority to which it is subject.

                        Comptroller of the Currency
                        Treasury Department
                        Washington, DC

                        Federal Deposit Insurance Corporation
                        Washington, DC

                        The Board of Governors of the Federal Reserve System Washington, DC

                        (b) The Trustee is authorized to exercise corporate
                  trust powers.

                                     GENERAL

Item 2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None
                  See Note following Item 16.

Items 3-15 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE TRUSTEE'S KNOWLEDGE THE OBLIGOR IS NOT IN DEFAULT UNDER ANY INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

Item 16. LIST OF EXHIBITS. Listed below are all the exhibits filed as a part of this statement of eligibility and qualification. Exhibits 1-4 are incorporated by reference from filing 333-35544.

                  Exhibit 1. Copy of Articles of Association of the trustee now in effect.

                                    Exhibit 2.  a. A copy of the
                              certificate of the Comptroller of Currency dated June 1, 1965, authorizing Firstar Bank of Minnesota, N. A. to act as fiduciary.

                                                b. A copy of the certificate of
                              authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to Firstar Bank of Minnesota, N.A.

                              Exhibit 3. A copy of the authorization of the
                        trustee to exercise corporate trust powers issued by the Federal Reserve Board.

            Exhibit 4.  Copy of the By-Laws of the trustee as now in effect.

            Exhibit 5.  Copy of each Indenture referred to in Item 4.

            Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

                              Exhibit 7. A copy of the latest report of
                        condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

      The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 18th day of May, 2001.

                                    FIRSTAR BANK, N.A.,

                                                (Seal)


/s/ FRANK P. LESLIE III
-----------------------------------
Frank P. Leslie III, Vice President

                                                                       EXHIBIT 6

                                     CONSENT

      In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 18, 2001

                                    FIRSTAR BANK, N.A.,


                                    /s/ FRANK P. LESLIE III
                                    -----------------------------------
                                    Frank P. Leslie III, Vice President

                                                                       EXHIBIT 7

                        FIRSTAR BANK NATIONAL ASSOCIATION

                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 12/31/2000

                                    ($000'S)

                                                                      12/31/00
                                                                     -----------
ASSETS
      Cash and Due From Depository Institutions                      $ 4,544,505
      Federal Reserve Stock                                                  -0-
      Securities                                                      12,945,944
      Federal Funds                                                      410,689
      Loans & Lease Financing Receivables                             50,162,986
      Fixed Assets                                                       931,227
      Intangible Assets                                                1,322,468
      Other Assets                                                     2,275,734
                                                                     -----------
            TOTAL ASSETS                                             $72,593,553

LIABILITIES
            Deposits                                                 $53,380,847
      Fed Funds                                                        5,278,558
      Treasury Demand Notes                                              357,723
      Trading Liabilities                                                  4,682
      Other Borrowed Money                                             4,446,474
      Acceptances                                                         19,638
      Subordinated Notes and Debentures                                2,016,942
      Other Liabilities                                              $ 1,642,637
                                                                     -----------
            TOTAL LIABILITIES                                        $67,147,501

EQUITY
      Common and Preferred Stock                                     $    18,200
      Surplus                                                          3,540,002
      Undivided Profits                                                1,887,850
                                                                     -----------
            TOTAL EQUITY CAPITAL                                     $ 5,446,052

TOTAL LIABILITIES AND EQUITY CAPITAL                                 $72,593,553